Exhibit 4.3

Execution Version

AMENDED AND RESTATED PIGGY-BACK REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED PIGGY-BACK REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of July 29, 2019, by and among Sunnova Energy International Inc., a Delaware corporation (the “Company”), and each of the shareholders listed on Schedule A hereto, each of which is referred to in this Agreement as a “Holder”.

RECITALS

WHEREAS, Sunnova Energy Corporation, a Delaware corporation (the “Predecessor Company”), and the Holders are party to that certain Amended and Restated Piggy-Back Registration Rights Agreement, dated as of August 30, 2018 (the “Original Piggy-back Registration Rights Agreement”);

WHEREAS, pursuant to the Original Piggy-back Registration Rights Agreement, if the Predecessor Company elects to effect an underwritten registered offering of equity securities of a subsidiary or parent of the Predecessor Company (“Alternative IPO Entity”), rather than the equity securities of the Predecessor Company, including as a result of a reorganization, the parties to the Original Piggy-back Registration Rights Agreement will enter into an agreement providing registration rights with respect to the equity securities of the Alternative IPO Entity;

WHEREAS, on July 29, 2019, the Predecessor Company effected a reorganization pursuant to which Sunnova Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“MergerSub”), merged with and into the Predecessor Company, with the Predecessor Company surviving as a wholly-owned subsidiary of the Company (the “Reorganization”);

WHEREAS, certain other shareholders entered into that certain Second Amended and Restated Registration Rights Agreement with the Company, dated as of July 29, 2019 (the “Existing Registration Rights Agreement”); and

WHEREAS, as a result of the Reorganization the Holders and the Company hereby agree that this Agreement shall govern the rights of the Holders to cause the Company to register Common Stock (as defined below) held or issuable to the Holders as set forth in this Agreement and all rights of the Holders under the Original Piggy-back Registration Rights Agreement shall be extinguished;

NOW, THEREFORE, the parties hereby agree as follows:

1.    Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this Agreement, “Affiliates” of a Holder shall (a) include any funds managed, advised or sub-advised by a Holder or any of its Affiliates and (b) exclude any portfolio companies in which any funds managed, advised or sub-advised by a Holder or any of its Affiliates have invested.

1.2    “Board of Directors” means the board of directors of the Company.

1.3    “Business Day” means any day of the year on which national banking institutions in Houston, Texas are open to the public for conducting business and are not required or authorized to close.

1.4    “Common Stock” means the common stock, par value $0.01 per share, of the Company.

1.5    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement of the Company, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.6    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7    “Excluded Registration” means (a) a registration relating to the sale of securities to employees or directors of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; or (e) in connection with any dividend or distribution reinvestment or similar plan.

1.8    “FINRA” means the Financial Industry Regulatory Authority, Inc.

1.9    “Free Writing Prospectus” shall mean any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

1.10    “Form S-1” means such form under the Securities Act as in effect on the date hereof, Form F-1 or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

1.11    “Form S-3” means such form under the Securities Act as in effect on the date hereof, Form F-3 or any registration form thereto under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12    “Holder” means any holder of Registrable Securities who is a party to this Agreement or a Joinder Agreement.

1.13    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.14    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act, which closed on July 29, 2019.

1.15    “Joinder Agreement” means a Joinder Agreement substantially in the form attached hereto as Exhibit A.

1.16     “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.17     “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

1.18    “Registrable Securities” means (a) any Common Stock held by the Holders, (b) any Common Stock held by the Holders that may be issued or distributed or be issuable in respect of any such shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, (c) any Common Stock issued as a distribution with respect to, or in exchange for or in replacement of any of such shares, and (d) any Common Stock issued or transferred in exchange for or upon conversion of any of such shares as a result of a merger, consolidation, reorganization or otherwise (including, without limitation, any securities issued upon the conversion of the Company to a successor corporation) and any other securities issued to the Holders in connection with any such transaction; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 3.1, and excluding for purposes of Section 2 any Common Stock for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.19    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares or units (as applicable) of outstanding Common Stock that are Registrable Securities and the number of shares or units (as applicable) of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.20    “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

1.21    “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(a) hereof.

1.22    “SEC” means the U. S. Securities and Exchange Commission.

1.23    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.24    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.25    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.26    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.27    “Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

1.28    “WKSI” means a “well known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.

2.    Registration Rights. The Company covenants and agrees as follows:

2.1    [Reserved].

2.2    Company Offering.

(a)    If the Company proposes to offer (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its shares of Common Stock under the Securities Act in connection with the public offering of such securities (including an “at-the market offering,” a “bought deal” or a “registered direct offering”) solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such offering (a “Company Offering”). Such notice shall specify, as applicable, the amount of Common Stock to be registered, the proposed filing date of the registration statement or applicable prospectus supplement and the proposed minimum offering price of the Common Stock, in each case to the extent then known. In the case of an offering under a shelf registration statement previously filed or to be filed by the Company pursuant to Rule 415 under the Securities Act, including where the Company qualifies as a WKSI, such notice shall be sent as promptly as reasonably practicable and in any event no later than ten (10) days prior to the expected date of filing of such registration statement or commencement of marketing efforts for such offering (and no later than five (5) days prior in the case of a “bought deal,” a “registered direct offering” or an “overnight transaction” where no preliminary prospectus is used). In the case of a Company Offering under a registration statement to be filed that is not a shelf registration statement, such notice shall be sent as promptly as reasonably practicable and in any event no later than ten (10) days prior to the expected date of filing of such registration statement. Upon the written request of each Holder given within five (5) Business Days after such notice is given by the Company (except that each Holder shall have two (2) Business Days after the Company gives such notice to request inclusion of Registrable Securities in the Company Offering in the case of a “bought deal,” a “registered direct offering” or an “overnight transaction” where no preliminary prospectus is used), the Company shall, subject to the provisions of Subsection 2.3, as promptly as reasonably practicable cause to be registered or include in the prospectus supplement, as applicable, all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any offering initiated by it under this Subsection 2.2 before the effective date of such offering, whether or not any Holder has elected to include Registrable Securities in such offering. The expenses (other than Selling Expenses) of such withdrawn offering shall be borne by the Company in accordance with Subsection 2.6.

(b)    [Reserved].

(c)    Each Holder shall be permitted to withdraw all or part of its Registrable Securities in an offering under this Subsection 2.2 by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing prior to the effectiveness of such Registration Statement or, in the case of a public offering, at least five (5) Business Days prior to the earlier of the anticipated filing of the “red herring” Prospectus, if applicable, and the anticipated pricing or trade date and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include Registrable Securities in such offering as to which such withdrawal was made.

2.3    Underwriting Requirements.

(a)    If the Company Offering under which the Holders are entitled to registration rights pursuant to Subsection 2.2(a) hereof is a registration effected by the Company for shareholders pursuant to Subsection 2.1 of the Existing Registration Rights Agreement and the Initiating Holders (as defined in the Existing Registration Rights Agreement) intend to distribute the securities covered by their request by means of an underwriting, the Company shall include such information in its notice to the shareholders under Subsection 2.2(a). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration pursuant to Subsection 2.2(a) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting and any other participating shareholders, as appropriate. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares or units (as applicable) to be underwritten, then the number of securities or Registrable Securities that may be included in the underwriting shall be allocated (a) first to the holders of securities that have registration rights under the Existing Registration Rights Agreement and the Company and (b) thereafter among the Holders and the holders of Common Stock other than Registrable Securities, in proportion (as nearly as practicable) to the number of Registrable Securities and the number of shares of Common Stock other than Registrable Securities (on a fully-diluted, as converted basis) owned by such holders or in such other proportion as shall mutually be agreed to by all such selling holders.

(b)    In connection with any offering involving an underwriting of shares or units (as applicable) of the Company’s capital stock pursuant to Subsection 2.2(a), the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by holders to be included in such offering pursuant to Subsection 2.2(a) exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the securities requested to be registered can be included in such offering, then the securities that are included in such offering shall be allocated (i) first to holders of securities that have registration rights under the Existing Registration Rights Agreement and the Company and (ii) thereafter among the Holders and the holders of Common Stock other than Registrable Securities in proportion (as nearly as practicable to) the number of Registrable Securities and the number of shares of Common Stock other than Registrable Securities (on a fully diluted, as converted basis) owned by such holders or in such other proportions as shall mutually be agreed to by all such selling holders. For purposes of the provision in this Subsection 2.3 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)    [Reserved].

(d)    In the case of any underwritten offering under Subsection 2.2, each of the Holders may, subject to any limitations on withdrawal contained herein, withdraw all or part of their request to participate in the registration pursuant Subsection 2.2 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective, and, to keep such Registration Statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed, provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holders refrain, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of an automatic Registration Statement on Form S-3, where the Company shall use its commercially reasonable efforts to keep such Registration Statement effective for three years from the date of effectiveness.

(b)    (i) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement, and the Prospectus used in connection with such Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Registration Statement through the applicable periods during which the Company is obligated to maintain the effectiveness of such Registration Statement, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 promulgated by the SEC under the Securities Act; and (iii) respond to any comments received from the SEC with respect to each Registration Statement or any amendment thereto;

(c)    to the extent practicable, at least five (5) Business Days prior to filing any registration statement or prospectus or any amendments or supplements thereto, furnish to the holders of the Registrable Securities covered by such registration statement and their counsel, copies of all such documents proposed to be filed;

(d)    furnish to the selling Holders such numbers of copies of the signed Registration Statement, any post-effective amendment thereto, a Prospectus, including a preliminary Prospectus, as required by the Securities Act, any amendments or supplements thereto, any Free Writing Prospectus, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(e)    use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(f)    in the event of any underwritten public offering, (i) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering and (ii) cooperate with the holders of Registrable Securities to be included in such registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends other than as may be required by applicable law, by the stock transfer agent, depositary or their nominee, if applicable) representing securities to be sold under such registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

(g)    cooperate with each Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(h)    to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any shelf Registration Statement, include in such shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(i)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(j)    (i) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case, not later than the effective date of such registration and (ii) cooperate with any selling Holders to facilitate the timely preparation and delivery of book-entry interests representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which book-entry interests shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing.

(k)    (i) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, (ii) cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith (as shall be necessary, in the opinion of such seller or underwriter’s legal counsel, to conduct a reasonable investigation with the meaning of Section 11(b)(3) of the Securities Act), and (iii) cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(l)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(m)    after such Registration Statement becomes effective, promptly notify each selling Holder of any (i) request by the SEC that the Company amend or supplement such Registration Statement or Prospectus or (ii) stop order or other order suspending the effectiveness of any registration statement, issued or threatened in writing by the SEC in connection therewith, and use its commercially reasonable efforts to prevent the entry of such stop order or to remove it or obtain withdrawal of it as soon as practicable if entered;

(n)    use its commercially reasonable efforts to obtain:

(i)    at the time of pricing of any underwritten offering (including an “at-the-market offering,” a “bought deal” or a “registered direct offering”) a “cold comfort letter” from the Company’s independent registered public accounting firm covering such matters of the type customarily covered by “cold comfort letters” as the Holders and the underwriters reasonably request; and

(ii)    at the time of any sale in an underwritten offering pursuant to the registration statement, a “bring-down comfort letter,” dated as of the date of such sale, from the Company’s independent registered public accountants covering such matters of the type customarily covered by “bring-down comfort letters” as the Holders and the underwriters reasonably request;

(o)    use its commercially reasonable efforts to obtain, at the time of effectiveness of each registration or, in the case of a shelf registration, at the time of pricing, and at the time of any sale pursuant to each registration, an opinion or opinions addressed to the holders of the Registrable Securities to be included in such registration and the underwriter or underwriters, if any, in customary form and scope from legal counsel for the Company (who may be its internal legal counsel);

(p)    promptly notify each seller of Registrable Securities covered by such registration, upon discovery by an executive officer of the Company that the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly thereafter prepare and file with the SEC and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made; and

(q)    enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary holdback / lock-up provisions.

In addition, the Company shall ensure that, at all times after any Registration Statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the directors of the Company may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself and the Registrable Securities held by it as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration,

filing, and qualification fees (including fees and expenses (a) with respect to filings required to be made with the trading market and (b) in compliance with applicable state securities or “Blue Sky” laws); printers’ and accounting fees; all reasonable out-of-pocket expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show”; fees and disbursements of counsel, auditors and accountants for the Company; and the reasonable fees and disbursements of no more than one counsel for all selling Holders and other selling shareholders together (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 of the Existing Registration Rights Agreement if the registration request is subsequently withdrawn at the request of the Initiating Holder(s) (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Initiating Holder(s) agree to forfeit their right to one registration; provided further, that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a Registration Statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any) who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such Registration Statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further, that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Registration Statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the Registration Statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10    Limitations on Registration Rights. Notwithstanding anything to the contrary, the Holders have no right to, and shall not, (a) include any Registrable Securities in any registration except to the extent that the inclusion of such Registrable Securities will not reduce the number of securities of the parties to the Existing Registration Rights Agreement that are included; or (b) initiate a demand for registration of any Registrable Securities held by such Holder.

2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final Prospectus relating to the registration by the Company for its own behalf of shares or units (as applicable) of its Common Stock or any other equity securities under the Securities Act on a Registration Statement on Form S-1, or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO), (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares or units (as applicable) of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the Registration Statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to the sale of any shares or units (as applicable) to an underwriter pursuant to an underwriting agreement, or the transfer of any shares or units (as applicable) to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all Holders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of any other outstanding securities of the Company). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares or units (as applicable) subject to such agreements.

2.12    Restrictions on Transfer.

(a)    Each certificate, instrument, or book entry representing (i) the Common Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12 (b)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES OR UNITS (AS APPLICABLE) MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(b)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a Registration Statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the

Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(a) except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.2 shall terminate at such time as SEC Rule 144(b)(1) under the Securities Act (or any successor provision) is available for the sale of all of such Holder’s shares without any need to comply with the public information requirements of SEC Rule 144(b)(1) (or any successor provision) or any such shares are sold pursuant to SEC Rule 144.

3.    Miscellaneous.

3.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate of a Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (c) after such transfer, holds at least one percent (1%) of the Company’s then outstanding Registrable Securities; provided, however, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee executes and delivers to the Company a Joinder Agreement or a counterpart signature page to this Agreement, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with, the terms and provisions of this Agreement. For the purposes of determining the number of shares or units (as applicable) of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, member or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further, that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.3    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.4    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 3.4.

3.5    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of seventy-five percent (75%) of the Registrable Securities then outstanding; provided that the Company may in its sole discretion enter into any number of Joinder Agreements with shareholders of the Company and, from time to time, update and distribute Schedule A to reflect any such updates; and provided further, that the Company may in its sole discretion waive compliance with Subsection 2.12(b) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(b) shall be deemed to be a waiver); and provided further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 3.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.6    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.7    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof (other than any lock-up or similar agreement between any Holder and any underwriter), and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. This Agreement hereby amends, restates and supersedes the Original Piggy-back Registration Rights Agreement in all respects.

3.8    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of law principles of such State. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the State of Delaware sitting in New Castle County and to the jurisdiction of the United States District Court sitting in Wilmington, Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the State of Delaware sitting in New Castle County or the United States District Court sitting in Wilmington, Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

3.9    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

3.10    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.11    Other Interpretive Matters. For purposes of this Agreement, (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded, and if the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day, (b) unless the context otherwise requires, all references in this Agreement to any “Section,” “Subsection” or “Exhibit” are to the corresponding Section, Subsection or Exhibit of this Agreement, (c) the word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it, and (d) all references to dollar amounts are expressed in United States Dollars. As used herein, the singular shall include the plural, the plural shall include the singular and any use of the male or female gender shall include the other gender, all wherever the same shall be applicable and when the context shall admit or require.

3.12    No Recourse. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, and notwithstanding the fact that the Holders or their Affiliates or any of their or their successors or permitted assignees may be a partnership or a limited liability company, the Company, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than the

Holders and their respective successors and permitted assignees shall have any obligation hereunder, and that it has no rights of recovery against, and no recourse hereunder against, any former, current or future director, officer, agent, advisor, attorney, representative, Affiliate, manager or employee of any Holder (or any of its successors or assignees), against any former, current or future general or limited partner, manager, member or stockholder of any Holder or any Affiliate thereof or against any former, current or future director, officer, agent, advisor, attorney, representative, employee, Affiliate, assignee, general or limited partner, stockholder, manager or member of any of the foregoing, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law.

3.13    Specific Performance. The rights of each party to consummate the transactions contemplated hereby are agreed to be unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the agreements and conditions set forth herein would be inadequate, and further recognizing that any such breach or threatened breach would cause immediate, irreparable and permanent damage to the parties, the extent of which would be impossible or difficult to ascertain, the parties hereto agree that in the event of any such breach or threatened breach, and in addition to any and all remedies at law or otherwise provided herein, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief (including a mandatory injunction) without the necessity of proving actual damage or the lack of an adequate remedy at law and, to the extent permissible under applicable rules, provision and statutes, a temporary injunction may be granted immediately upon the commencement of any suit hereunder regardless of whether the breaching party or parties have actually received notice thereof. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy or remedies available to the parties.

3.14    [Reserved].

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

COMPANY:

SUNNOVA ENERGY INTERNATIONAL INC.

By:	/s/ William J. Berger
Name:	William J. Berger
Title:	Chairman of the Board, President and Chief Executive Officer

[Signature Page to Amended and Restated Piggy-Back Registration Rights Agreement]

HOLDERS:

THE PHOENIX INSURANCE COMPANY LTD.

By:	/s/ Elad Givoni
Name:	Elad Givoni
Title:	Authorized Signatory

THE PHOENIX INSURANCE COMPANY LTD. (NOSTRO)

By:	/s/ Elad Givoni
Name:	Elad Givoni
Title:	Authorized Signatory

[Signature Page to Amended and Restated Piggy-Back Registration Rights Agreement]

THE PHOENIX EXCLLENCE PENSION AND PROVIDEN FUND LTD. (on behalf of THE PHOENIX COMPREHENSIVE PENSION FUND)

By:	/s/ Elad Givoni

Name:	Elad Givoni
Title:	Authorized Signatory

[Signature Page to Amended and Restated Piggy-Back Registration Rights Agreement]

ITOCHU CORPORATION

By:	/s/ Koji Hageawa

Name:	Koji Hageawa
Title:	Authorized Signatory

[Signature Page to Amended and Restated Piggy-Back Registration Rights Agreement]

SPECTRUM ENERGY HOLDINGS, LLC

By:	/s/ Daewon Icim

Name:	Daewon Icim
Title:	Authorized Signatory

[Signature Page to Amended and Restated Piggy-Back Registration Rights Agreement]

SCHEDULE A

Holders

Name	Address
The Phoenix Insurance Company Ltd.	Derech Ha’shalom 53 Givatayim 5345433, Israel

The Phoenix Insurance Company Ltd. (Nostro)	Derech Ha’shalom 53 Givatayim 5345433, Israel

The Phoenix Excellence Pension and Provident Fund Ltd.	Derech Ha’shalom 53 Givatayim 5345433, Israel

ITOCHU Corporation	TOKQI Section,5-1,Kita-Aoyama 2-chome,Minato-ku, Tokyo, 107-8077 Japan

Spectrum Energy Holdings, LLC	07326 Two IFC 6F, 10 Gukjegeumyung-ro, Youngdeungpo-Gu, Seoul, Korea

Schedule A

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of                                              , 20        , is entered into by and between Sunnova Energy International Inc., a Delaware corporation (the “Company”), and                                      (“Joining Party”).

All defined terms not otherwise defined herein have the meanings ascribed to such terms in the Piggy-Back Registration Rights Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Company and certain other shareholders (the “Original Investors”) are parties to that certain Amended and Restated Piggy-Back Registration Rights Agreement dated as of July 29, 2019, pursuant to which the Company granted the Original Investors certain registration rights (as amended, supplemented and/or restated, the “Piggy-Back Registration Rights Agreement”);

[WHEREAS, in accordance with the terms of the Piggy-Back Registration Rights Agreement, upon the transfer of any Registrable Securities, the transferee must join the Piggy-Back Registration Rights Agreement as a Holder thereunder in order to retain the registration rights associated with such Registrable Securities;]

WHEREAS, [Joining Party has purchased //                             has transferred to Joining Party] Registrable Securities pursuant to [                            ]; and

WHEREAS, Joining Party desires to be bound by and enjoy the benefits of the Piggy-Back Registration Rights Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Joining Party acknowledges receipt of a copy of the Piggy-Back Registration Rights Agreement and, after review and examination thereof, agrees to be bound by the restrictions and agreements contained therein in the capacity of a “Holder”.

2.    The Company hereby (a) accepts Joining Party’s agreement to be bound by the Piggy-Back Registration Rights Agreement and (b) agrees that Joining Party is hereby a party to the Piggy-Back Registration Rights Agreement and as such shall have all rights provided to Holders under the Piggy-Back Registration Rights Agreement.

3.    All notices to the Joining Party should be delivered to the following address:

Exhibit A

[Name]

[Address]

Attention: [                                    ]

Tel: [                                ]

Fax: [                                ]

E-mail: [                        ]

4.    The provisions of Section 3 of the Piggy-Back Registration Rights Agreement are hereby incorporated herein as if set forth herein.

*        *        *

Exhibit A

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the date first set forth above.

SUNNOVA ENERGY INTERNATIONAL INC.

By:

Name:

Title:

[JOINING PARTY]

By:

Name:

Title:

Exhibit A